UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019 (July 23, 2019)

XT ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54520	98-0632932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No.1 Fuqiao Village, Henggouqiao Town

Xianning, Hubei, China 437012
(Address of principal executive offices)

Registrant’s telephone number, including area code: +1 (929) 228-9298

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2019, Xiangtian Zhongdian (Hubei) New Energy Co. Ltd., a 70% owned subsidiary of Xianning Xiangtian Energy Holding Group Co., Ltd., a variable interest entity of XT Energy Group, Inc. (the “Company”), entered into a product sales agreement (the “Agreement”) with Shanxi Xinrongxiang Energy Group Co. Ltd. (the “Buyer”), pursuant to which the Company will sell to the Buyer up to 200 million megawatt solar panel components (“PV Panels”), for a total purchase price of RMB 440 million (approximately $63 million). There is no minimum purchase commitment under this Agreement made by the Buyer and therefore, the Buyer may purchase substantially less than the aggregate contract amount.

Pursuant to the Agreement, the Company will deliver the PV Panels in batches. The parties will enter into separate agreements for the sale of each batch. Additionally, the Company agrees to provide 10-year warranty over the PV Panels and 25-year warranty over its linear power. The Agreement may be terminated by the non-breaching party if the breaching party could not cure any breach within 15 days of written demand from the non-breaching party for obligations under the Agreement. The Company agrees to pay 0.5% of the price of the undelivered PV Panels for each week that it fails to deliver in time. Such penalty shall not exceed 10% of the price of the undelivered PV Panels. Likewise, the Buyer agreed to pay 0.5% of the payment due for each week that it fails to pay in time. Such penalty shall not exceed 10% of the price of the undelivered PV Panels.

Both parties also agree that all the PV Panels are to be exclusively used or sold in China.

The foregoing description of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Agreement, a copy of the translation of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending July 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XT Energy Group, Inc.

Date: July 29, 2019	By:	/s/ David Chen
Name: David Chen
Title: Chief Operating Officer

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